THE SECURITIES EVIDENCED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY, AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND, EXCEPT AS STATED IN THE SECURITIES PURCHASE AGREEMENT DATED APRIL 9, 1998, PURSUANT TO WHICH SUCH SECURITIES WERE ISSUED, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT OR REGULATION A NOTIFICATION UNDER THE ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY), REASONABLY SATISFACTORY IN FORM AND CONTENT TO THE COMPANY, STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.


                         JD AMERICAN WORKWEAR, INC.


No. ____

                             WARRANT TO PURCHASE

                 799,000 SHARES (SUBJECT TO ADJUSTMENT) OF

                                COMMON STOCK


                          void after April 1, 2008

      This certifies that for value received THE UNION LABOR LIFE INSURANCE COMPANY, or registered assigns ("Holder"), is entitled, subject to the terms set forth below, at any time from and after April 9, 1998 (the "Issue Date") and before 5:00 P.M., Eastern Time, on April 1, 2008, to purchase from JD AMERICAN WORKWEAR, INC., a Delaware corporation (the "Company"), 799,000 shares (subject to adjustment as described herein), of the Common Stock, par value $.002 per share (which authorized class of shares is herein called the "Common Stock") of the Company, as constituted on the Issue Date, upon surrender hereof, at the principal office of the Company referred to below, with a duly executed subscription form in the form attached hereto as Exhibit A and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the price of one cent ($.01) per share (the "Purchase Price"). The number and character of such shares of Common Stock are subject to further adjustment as provided below, and the term "Common Stock" shall include, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this Warrant. The term "Warrants" as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

      1. Exercise. This Warrant may be exercised at any time or from time to time from and after the Issue Date and before 5:00 P.M., Eastern Time, on April 1, 2008, on any business day, for the full number of shares of Common Stock called for hereby, by surrendering it at the principal office of the Company, at 46 Old Flat River Road, Coventry, Rhode Island 02816, with the subscription form duly executed, together with payment in an amount equal to
(a) the number of shares of Common Stock called for on the face of this Warrant, as adjusted in accordance with the preceding paragraph of this Warrant (without giving effect to any further adjustment herein) multiplied
(b) by the Purchase Price. Payment of this amount may be made (1) by payment in cash or by corporate check, payable to the order of the Company, or (2) by the Company not issuing that number of shares of Common Stock subject to this Warrant having a Fair Market Value (as defined below) on the date of exercise equal to such sum, as Holder may determine. This Warrant may be exercised for less than the full number of shares of Common Stock at the time called for hereby, except that the number of shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon a partial exercise of this Warrant in accordance with the terms hereof, this Warrant shall be surrendered, and a new Warrant of the same tenor and for the purchase of the number of such shares not purchased upon such exercise shall be issued by the Company to Holder without any charge therefor. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise, together with cash, in lieu of any fraction of a share, equal to such fraction of the then Fair Market Value on the date of exercise of one full share of Common Stock.

      "Fair Market Value" shall mean, as of any date, (i) if shares of the Common Stock are listed on a national securities exchange, the average of the closing prices as reported for composite transactions during the 20 consecutive trading days preceding the trading day immediately prior to such date or, if no sale occurred on a trading day, then the mean between the closing bid and asked prices on such exchange on such trading day; (ii) if shares of the Common Stock are not so listed but are traded on the Nasdaq National Market ("NMM"), the average of the closing prices as reported on the NMM during the 20 consecutive trading days preceding the trading day immediately prior to such date or, if no sale occurred on a trading day, then the mean between the highest bid and lowest asked prices as of the close of business on such trading day, as reported on the NMM; or (iii) if the shares of the Common Stock are not traded on a national securities exchange or the NMM but are otherwise traded over-the-counter, the arithmetic average (for consecutive trading days) of the mean between the highest bid and lowest asked prices as of the close of business during the 20 consecutive trading days preceding the trading day immediately prior to such date as quoted on the National Association of Securities Dealers Automated Quotation system or an equivalent generally accepted reporting service.

      2. Payment of Taxes. All shares of Common Stock issued upon the exercise of a Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof.

      3. Transfer and Exchange. This Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company maintained for such purpose at its principal office referred to above by Holder in person or by duly authorized attorney, upon surrender of this Warrant together with a completed and executed assignment form in the form attached as Exhibit B and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Company will issue and deliver to Holder a new Warrant or Warrants with respect to the shares of Common Stock not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant when endorsed in blank shall be deemed negotiable and that when this Warrant shall have been so endorsed, the holder hereof may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered Holder hereof as the owner for all purposes.

      This Warrant is exchangeable at such office for Warrants for the same aggregate number of shares of Common Stock, each new Warrant to represent the right to purchase such number of shares as the Holder shall designate at the time of such exchange.

      4. A. Adjustment for Dividends in Other Stock and Property; Reclassifications. In case at any time or from time to time the holders of the Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor,

            (1) other or additional stock or other securities or property (other than cash) by way of dividend,

            (2) any cash or other property paid or payable out of any source other than retained earnings (determined in accordance with generally accepted accounting principles), or

            (3) other or additional stock or other securities or property (including cash) by way of stock-split, spin-off, reclassification, combination of shares or similar corporate rearrangement,

(other than (x) additional shares of Common Stock or any other stock or securities into which such Common Stock shall have been changed, (y) any other stock or securities convertible into or exchangeable for such Common Stock or such other stock or securities or (z) any Stock Purchase Rights, issued as a stock dividend or stock-split, adjustments in respect of which shall be covered by the terms of Section 4.C, 4.D, 4.E or 4.I), then and in each such case Holder, upon the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in clauses (2) and (3) above) which such Holder would hold on the date of such exercise if on the Issue Date Holder had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant, as adjusted in accordance with the first paragraph of this Warrant, and had thereafter, during the period from the Issue Date to and including the date of such exercise, retained such shares and/or all other or additional stock and other securities and property (including cash in the cases referred to in clause (2) and (3) above) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 4.A and 4.B.

      B. Adjustment for Reorganization, Consolidation and Merger. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the Issue Date, or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or entity or convey all or substantially all its assets to another corporation or entity, then and in each such case Holder, upon the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Sections 4.A, 4.B, 4.C, 4.D and 4.E; in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

      C.  Sale of Shares Below Subscription Price.

            (1) If at any time or from time to time the Company issues or sells, or is deemed by the express provisions of this Section 4.C to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 4.D and other than upon a subdivision or combination of shares of Common Stock as provided in Section 4.E, for an Effective Price (as hereinafter defined) less than $5.00 (the "Subscription Price") or, if an adjustment in the Subscription Price has theretofore been made, then less than the existing Subscription Price, then and in each such case

                  (A) the Holder of this Warrant shall be entitled to receive, in lieu of the number of shares theretofore receivable upon the exercise of this Warrant, a number of shares of Common Stock determined by (i) dividing $5.00 (which amount shall not be subject to adjustment) by the Subscription Price as adjusted as a result of such issue or sale (as provided below), and (ii) multiplying the resulting quotient by the number of shares of Common Stock called for on the face of this Warrant, as adjusted in accordance with the first paragraph of this Warrant; and

                  (B) the then existing Subscription Price shall be reduced, as of the opening of business on the date of such issue or sale, as follows:

                        (I) if such issuance or deemed issuance occurs during the twelve-month period immediately following the Issue Date and constitutes a Financing Transaction (as hereinafter defined), the Subscription Price shall be reduced to the Effective Price at which the Additional Shares of Common Stock were issued or deemed to have been issued; and

                        (II) if such issuance or deemed issuance occurs during the twelve-month period immediately following the Issue Date and does not constitute a Financing Transaction or occurs after the twelve-month period immediately following the Issue Date, the Subscription Price shall be reduced to a price determined by multiplying that Subscription Price by a fraction (i) the numerator of which shall be (a) the number of shares of Common Stock outstanding at the close of business on the day next preceding the date of such issue or sale, plus (b) the number of shares of Common Stock which the aggregate consideration received (or by the express provisions hereof deemed to have been received) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Subscription Price, plus (c) the number of shares of Common Stock into which all outstanding shares of Series B Preferred Stock of the Company are convertible at the close of business on the date next preceding the date of such issue or sale, plus
                  (d) the number of shares of Common Stock into which all outstanding shares of Series A Preferred Stock of the Company are convertible at the close of business on the date next preceding the date of such issue or sale, plus
                  (e) the number of shares of Common Stock into which all outstanding shares of Series A Preferred Stock of the Company are convertible at the close of business on the date next preceding the date of such issue or sale, plus
                  (f) the number of shares of Common Stock underlying all Other Securities (as hereinafter defined) at the close of business on the date next preceding the date of such issue or sale, and (ii) the denominator of which shall be (a) the number of shares of Common Stock outstanding at the close of business on the date of such issue or sale after giving effect to such issue of Additional Shares of Common Stock, plus (b) the number of shares of Common Stock into which all outstanding shares of Series B Preferred Stock of the Company are convertible at the close of business on the date next preceding the date of such issue or sale, plus (c) the number of shares of Common Stock into which all outstanding shares of all Series A Preferred Stock of the Company are convertible at the close of business on the date next preceding the date of such issue or sale, plus (d) the number of shares of Common Stock underlying the Other Securities at the close of business on the date next preceding the date of such issue or sale.

                  "Financing Transaction" means any transaction or series of related transactions in which Additional Shares of Common Stock are issued or sold, or are deemed to have been issued or sold, for at least $250,000 in the aggregate.

            (2) For the purpose of making any adjustment required under this Section 4.C, the consideration received by the Company for any issue or sale of securities shall (i) to the extent it consists of cash be computed at the amount of cash received by the Company,
      (ii) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors of the Company (the "Board"), (iii) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options, and (iv) be computed after reduction for all expenses payable by the Company in connection with such issue or sale.

            (3)  For the purpose of the adjustment required under this
      Section 4.C, if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into or exchangeable for, Additional Shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Subscription Price then in effect, then in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise, conversion or exchange thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof. No further adjustment of the Subscription Price, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion or exchange of any such Convertible Securities. If any such rights or options or the conversion or exchange privilege represented by any such Convertible Securities shall expire without having been exercised, the Subscription Price adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Subscription Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion or exchange of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities.

            (4)  For the purpose of the adjustment required under this
      Section 4.C, if the Company issues or sells, or is deemed by the express provisions of this subsection to have issued or sold, any rights or options for the purchase of Convertible Securities and if the Effective Price of the Additional Shares of Common Stock underlying such Convertible Securities is less than the Subscription Price then in effect, then in each such case the Company shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion or exchange of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Company for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options and plus the minimum amount of consideration, if any, payable to the Company other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange of such Convertible Securities. No further adjustment of the Subscription Price, adjusted upon the issuance of such rights or options, shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion or exchange of such Convertible Securities. The provisions of paragraph
      (3) above for the readjustment of the Subscription Price upon the expiration of rights or options or the rights of conversion or exchange of Convertible Securities shall apply mutatis mutandis to the rights, options and Convertible Securities referred to in this paragraph (4).

            (5) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company on or after the Original Issue Date, whether or not subsequently reacquired or retired by the Company, other than (i) shares of Common Stock issued upon conversion of the Series B Preferred Stock of the Company in accordance with the applicable certificate of designation, (ii) shares of Common Stock issued upon conversion of the Series A Preferred Stock of the Company in accordance with the applicable certificate of designation, (iii) shares of Common Stock issued upon the exercise of this Warrant, and
      (iv) shares of Common Stock issued upon the exercise of Dividend Warrants issued pursuant to Section 7.19 of the Purchase Agreement. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 4.C, into the aggregate consideration received, or deemed to have been received, by the Company for such issue under this Section 4.C, for such Additional Shares of Common Stock. "Other Securities" with respect to an issue or sale of Additional Shares of Common Stock shall mean (1) Convertible Securities (other than the Series B Preferred Stock of the Company and the Series A Preferred Stock of the Company), and (2) this Warrant; "the number of shares of Common Stock underlying Other Securities" on a particular date shall mean the number of shares of Common Stock issuable upon the exercise, conversion or exchange, as the case may be, of such Other Securities at the close of business on such date.

            (6) Any reduction in the conversion price of any Convertible Security, whether outstanding on the Issue Date or thereafter, or the subscription price of any option, warrant or right to purchase Common Stock or any Convertible Security (whether such option, warrant or right is outstanding on the Issue Date or thereafter), to an Effective Price less than the then Subscription Price shall be deemed to be an issuance of such Convertible Security and the issuance of all such options, warrants or subscription rights, and the provisions of
      Section 4.C(3) and (4) shall apply thereto mutatis mutandis.

            (7) Dilution in Case of Other Stock or Securities. In case any shares of stock or other securities, other than Common Stock of the Company, shall at the time be receivable upon the exercise of this Warrant, and in case any additional shares of such stock or any additional such securities (or any stock or other securities convertible into or exchangeable for any such stock or securities) shall be issued or sold for a consideration per share such as to dilute the purchase rights evidenced by this Warrant, then and in each such case the Subscription Price shall forthwith be adjusted, substantially in the manner provided for above in this Section 4.C, so as to protect the holder of this Warrant against the effect of such dilution.

            (8) Record Date Deemed Date of Issuance. In case the Company shall take a record of the holders of shares of its stock of any class for the purpose of entitling them (a) to receive a dividend or a distribution payable in Common Stock or in Convertible Securities, or
      (b) to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Additional Shares of Common Stock issued or sold or deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution, or the date of the granting of such rights of subscription, purchase or other acquisition, as the case may be.

      D. Adjustment for Certain Dividends and Distributions. If the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event

            (1) the Subscription Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Subscription Price then in effect by a fraction (A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date as the case may be, plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Subscription Price shall be recomputed accordingly as of the close of business on such record date, and thereafter the Subscription Price shall be adjusted pursuant to this Section 4.D as of the time of actual payment of such dividends or distributions; and

            (2) the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be increased, as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, in inverse proportion to the decrease in the Subscription Price.

      E. Stock Split and Reverse Stock Split. If the Company at any time or from time to time effects a reverse stock split or subdivision of the outstanding Common Stock, the Subscription Price then in effect immediately before that stock split or subdivision shall be proportionately decreased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately increased. If the Company at any time or from time to time effects a reverse stock split or combines the outstanding shares of Common Stock into a smaller number of shares, the Subscription Price then in effect immediately before that reverse stock split or combination shall be proportionately increased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately decreased. Each adjustment under this
Section 4.E shall become effective at the close of business on the date the stock split, subdivision, reverse stock split or combination becomes effective.

      F. No Dilution or Impairment. The Company will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any share of stock receivable upon the exercise of the Warrants above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares upon the exercise of all Warrants at the time outstanding.

      G. Accountants' Certificate as to Adjustment. In each case of an adjustment in the number of shares of Common Stock or the number or type of other stock, securities or property receivable on the exercise of the Warrants, the Company at its expense shall cause independent public accountants of recognized standing selected by the Company (who may be the independent public accountants then auditing the books of the Company) to compute such adjustment in accordance with the terms of the Warrants and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Subscription Price. The Company will forthwith mail a copy of each such certificate to each holder of a Warrant at the time outstanding.

      H.  Notices of Record Date.  In case

            (1) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of the Warrants) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

            (2) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

            (3) of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to each holder of a Warrant at the time outstanding a notice specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (b) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is expected to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of the Warrants) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up, such notice shall be mailed at least 30 days prior to the date therein specified.

      I. Stock Purchase Rights. If at any time or from time to time, the Company grants or issues to the record holders of the Common Stock any options, warrants or subscription rights (collectively, the "Stock Purchase Rights") entitling a holder to purchase Common Stock or any security convertible into or exchangeable for Common Stock or to purchase any other stock or securities of the Company, the Holder shall be entitled to acquire, upon the terms applicable to such Stock Purchase Rights, the aggregate Stock Purchase Rights which Holder could have acquired if Holder had been the record holder of the maximum number of shares of Common Stock issuable upon exercise of this Warrant on both (x) the record date for such grant or issuance of such Subscription Rights, and (y) the date of the grant or issuance of such Stock Purchase Rights.

      J. No Payment of Subscription Price. The Holder shall not be obligated to pay all or any portion of the Subscription Price because the Subscription Price is only used herein for the purpose of determining the number of shares of Common Stock that are issuable upon exercise of this Warrant upon the occurrence of one or more events that the Company has agreed should result in an adjustment in the number of such shares.

     5. Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of any Warrant and (in the case of loss, theft or destruction) of indemnity satisfactory to it (in the exercise of reasonable discretion), and (in the case of mutilation) upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

      6. Reservation of Common Stock. The Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants.

      7. Securities Purchase Agreement and Registration Rights Agreement. This Warrant has been issued pursuant to the Securities Purchase Agreement dated as of April 9, 1998 between the Company and The Union Labor Life Insurance Company (the "Purchase Agreement"), and the transferability of this Warrant and the Common Stock issuable upon the exercise hereof are subject to the Purchase Agreement. In addition, the Holder of this Warrant and the Common Stock issuable upon the exercise hereof are entitled to have such Common Stock registered under the Securities Act of 1933 in accordance with the Registration Rights Agreement referred to in the Purchase Agreement.

      8. Notices. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

      9. Change; Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

      10. Headings. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

      11. Law Governing. This Warrant shall be construed and enforced in accordance with and governed by the internal laws, and not the law of conflicts of laws, of the State of New York.

      DATED: April 7, 1998


                                       JD AMERICAN WORKWEAR, INC.


                                       By: /s/ DAVID DEBAENE
                                           David DeBaene, President


                                  EXHIBIT A

                              SUBSCRIPTION FORM

               (To be executed only upon exercise of Warrant)

      The undersigned registered owner of this Warrant irrevocably exercises this Warrant and purchases _______ of the number of shares of Common Stock of JD American Workwear, Inc., purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant.

DATED:__________________


                                       _______________________________
                                       (Signature of Registered Owner)


                                       _______________________________
                                       (Street Address)


                                       _______________________________
                                      (City)           (State)   (Zip)


                                  EXHIBIT B

                             FORM OF ASSIGNMENT

      FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee             Address                       No. of Shares
----------------             -------                       -------------




and does hereby irrevocably constitute and appoint ______________________ Attorney to make such transfer on the books of JD American Workwear, Inc., maintained for the purpose, with full power of substitution in the premises.

DATED:__________________


                                       _______________________________
                                       (Signature)


                                       _______________________________
                                       (Witness)